UNITED STATES

                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549


                                       FORM 8-K



                                    CURRENT REPORT

                          Pursuant to Section 13 or 15(d) of
                        the Securities and Exchange Commission


                           Date of report:  August 27, 1997


                           ELECTRIC & GAS TECHNOLOGY, INC.
                (Exact name of registrant as specified in its charter)


           TEXAS                    0-14754                  75-0259192
     (State or other juris-    (Commission file)     I.R.S. Employer Identif-
     dicition of incorporation                              ication No.)
          or organization)


                     13636 Neutron Road, Dallas, Texas 75244-4410
             (Address of principal executive offices, including zip code)


           Registrant telephone number (including area code) (972) 934-8797


                                                 Current report on Form 8-K

                                       FORM 8-K

                           ELECTRIC & GAS TECHNOLOGY, INC.


          Item 2.   Acquisition or Disposition of Assets.

               Electric & Gas Technology, Inc. ("ELGT") signed a "Assets Purchase Agreement" (Agreement) to sell 100% of its wholly-owned subsidiary Logic Design Metals, Inc. ("Logic") on July 15, 1997. The Agreement provided for an effective date of sale as of July 31, 1997 and was closed on August 18, 1997. Logic constituted the Metal Fabrication segment of ELGT's business. The sale was for approximately $21,000,000 in cash. The acquiring company was Chatham Industries Inc. a privately owned business.

               Sales, operating profits and identifiable assets for Logic as of and for the years ended July 31, were as follows:

                                      1997           1996            1995

               Sales              $17,000,000    $15,200,000      $14,100,000

               Operating profits   $2,500,000       $234,000         $800,000

               Identifiable
               Assets              $9,300,000     $9,300,000       $9,900,000

          Item 7.   Financial Statements and Exhibits.


          10.37 Assets Purchase Agreement amoung New Logic Design Metals Inc. of Chatham Enterprises Inc., of Chatham Technologies, Inc., Logic Design Metals, Inc. and Precision Techniques, Inc. and Electric & Gas Technology, Inc. Dated July 15, 1997.



                                      SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ELECTRIC   &  GAS  TECHNOLOGY, INC.



                                             By:  /s/ Edmund W. Bailey

                                                  Edmund W. Bailey
                                                  Vice President and CFO

          Date: August 27, 1997

                                   INDEX TO EXHIBIT


                                                                Sequentially
                                                                   Number
   Exhibit No.     Description
                                                                   Page

   10.37     Assets Purchase Agreement amoung New Logic Design
             Metals Inc. of Chatham Enterprises Inc., of Chatham
             Technologies, Inc., Logic Design Metals, Inc. and
             Precision Techniques, Inc. and Electric & Gas
             Technology, Inc. Dated July 15, 1997.                 5-57